AGREEMENT, ASSIGNMENT AND BILL OF SALE

         WESTSIDE ENERGY, L.P., a Texas limited partnership, whose address is 2100 West Loop South, Suite 900, Houston, Texas 77027 ("Assignor"), for and in consideration of the issuance of the "Common Stock" (as such term is defined herein), the expense reimbursement agreement contained herein, the payment of Ten and no/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged and subject to the terms and conditions hereof, hereby grants, sells, assigns, and conveys to EVENTEMP CORPORATION, a Nevada corporation ("Assignee"), whose address is 2001 Hermann Drive, Houston, Texas 77004, all of Assignor's right, title and interest (including, without limitation, overriding royalties and royalties) in and to the following:

         (a) The estates, rights and interests created by the oil and gas leases and mineral estates described on Exhibit "A" attached hereto (the "Existing Lease Interests"), subject to any other royalties, overriding royalties, production payments or other similar interests burdening the Existing Lease Interests; and

         (b) All rights (if any) that Assignor may eventually have under each lease agreement that results from the acceptance of any of those outstanding lease offers made by Assignor described on Exhibit "B" attached hereto (the "Resulting Lease Interests"); and

         (c) All oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined therefrom, together with all minerals produced in association with these substances in and under and which may be produced and saved from or attributable to the Existing Lease Interests or the Resulting Lease Interests, and all rents, issues, profits, proceeds, products, revenues and other income from or attributable thereto; and

         (d) All the property, rights, privileges, benefits and appurtenances in any way belonging, incidental to, or pertaining to the property, interests and rights described in (a) through (c) including the Existing Lease Interests, the Resulting Lease Interests and reserves of unproduced oil and natural gas in place, including, to the extent transferable, all exploration agreements, letter agreements, product purchase and sale contracts, surface leases, gas gathering contracts, processing agreements, compression agreements, equipment leases, permits, gathering lines, rights-of-way, easements, licenses, farmouts and farmins, options, orders, pooling, spacing or consolidation agreements and operating agreements and all other agreements relating thereto; and

         (e) All of the files, records, data (including seismic data and related information) and other documentary information maintained in the normal course of business by Assignor pertaining to the Existing Lease Interests and the Resulting Lease Interests (collectively, the "Data") in the format maintained by Assignor. The Data shall not, however, include any information, which, if disclosed, would cause Assignor to breach any contract or agreement. Assignor will use reasonable efforts to obtain any required consent to disclose such information; and

         (f) All other rights and interests in, to or under or derived from the property described in (a) through (e), even though improperly described herein or in the Exhibits. It is the expressed intent of the parties that all of Assignor's right, title and interest in any and all of the property described in
                  (a) through (e), whether or not the same may be correctly described herein or on the Exhibits hereto be assigned to Assignee hereunder.

         For all purposes hereof, the term "Common Stock" shall mean 700,000 shares of Assignee's common stock.

         In consideration of Assignor's assignment of the assets described above, Assignee agrees to reimburse Assignor reimburse for all actual and reasonable expenses incurred by Assignor in connection with the offers relating to the Resulting Lease Interests, up to a maximum reimbursement of $10,000. To be reimbursed for such expenses, Assignor must present to Assignee documentary evidence, such as a receipt or a paid bill, that states sufficient information to establish the amount, date, place, and the essential character of the expenditure for each such expenditure. No expenditure will be reimbursed pursuant hereto unless the expense is verified as provided above and approved by the Board of Directors of Assignee, acting with reasonable discretion.

         Assignor shall, at any time and from time to time after the date hereof, upon Assignee's request, execute, acknowledge and deliver or cause to be executed and delivered, all further documents or instruments necessary to effect the transaction embodied in this Agreement, Assignment and Bill of Sale.

         Assignee, its successors and assignees, shall observe, perform and comply with the terms, provisions, covenants and conditions, express or implied, relating to the Existing Lease Interests and the Resulting Lease Interests, together with any related contracts, and all laws, rules, regulations and orders, both state and federal, applicable to the ownership and enjoyment of the rights herein assigned. Effective from and after the effective time of this instrument, Assignee hereby agrees to assume and shall assume, pay and perform all liabilities and obligations arising in connection with the ownership of or operations relating to the Existing Lease Interests and the Resulting Lease Interests. Commencing from and after the effective time of this instrument, Assignee shall indemnify and hold harmless Assignor against and from any and all loss, cost, expense, liability or damage (including fees and expenses of attorneys, technical experts and expert witnesses) incurred or suffered by Assignor arising out of or relating to Assignee's failure to discharge any such liabilities and obligations.

         Assignor represents and warrants to Assignee as of the date hereof as follows:

         (a) The consummation of the transactions contemplated by this instrument will not violate, or be in conflict with any provision of any agreement or instrument to which Assignor is a party or by which it is bound; and

         (b) Assignor is a limited partnership duly organized and validly existing under the laws of the State of Texas; and

         (c) Assignor has all requisite power and authority to carry on its business as presently conducted, and to perform its obligations under this instrument. The consummation of the transactions contemplated by this instrument will not violate, or be in conflict with, (i) any provision of its
                  certificate  of  limited   partnership  or limited partnership
                  agreement; (ii) any provision of any agreement or instrument to which it is a party or by which it is bound, noncompliance with which would have a material adverse effect upon Assignee's ownership of or operation relating to the Existing Lease Interests or the Resulting Lease Interests, or upon any of the transactions contemplated by this instrument, and (iii) to its knowledge, any judgment, decree, order, statute, rule or regulation applicable to Assignor; and
         (d) This instrument has been duly authorized, executed and delivered on behalf of Assignor and constitutes the legal, valid and binding obligation of Assignor, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization and other laws for the protection of creditors; and

         (e) Assignor has incurred no liability, contingent or otherwise, for brokers or finders fees relating to the transactions contemplated by this instrument for which Assignee shall have any responsibility whatsoever; and

         (f) There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or, to the knowledge of Assignor, threatened against Assignor; and

         (g) Assignor is in compliance in all material respects with any and all contracts and other operating agreements, productions sales agreements, and other material contractual obligations and commitments that relate to the Existing Lease Interests or the Resulting Lease Interests; and

         (h) No oil and gas or similar operations of any kind have been undertaken with respect to Existing Lease Interests or the Resulting Lease Interests; and

         (i) Assignor is familiar with the business and financial condition, properties, operations and prospects of Assignee, Assignor has been given full access to all material
                  information   concerning  the  condition,   properties,
                  operations and prospects of Assignee, Assignor has had an opportunity to ask such questions of, and to receive such information from, Assignee as Assignor has desired and to obtain any additional information necessary to verify the accuracy of the information and data received, and Assignor is satisfied that there is no material information concerning the condition, properties, operations and prospects of Assignee, of which Assignor is unaware; Assignor has such
                  knowledge,   skill  and  experience  in  business,   financial
                  and investment matters so that Assignor is capable of evaluating the merits and risks of and an acquisition of the shares of Common Stock; Assignor has reviewed its financial condition and commitments and that, based on such review, Assignor is satisfied that Assignor (i) has adequate means of providing for contingencies, (ii) has no present or contemplated future need to dispose of all or any of the shares of the Common Stock to be acquired, to satisfy existing or contemplated undertakings, needs or indebtedness,
                  (iii) is capable of bearing for the indefinite future the economic risk of the ownership of the shares of Common Stock to be acquired, and (iv) has assets or sources of income which, taken together, are more than sufficient so that Assignor could bear the loss of the entire value of the shares of Common Stock to be acquired; Assignor is and will be acquiring the shares of Common Stock solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the shares of Common Stock; Assignor understands that the shares of Common Stock to be acquired have not been and are not likely to be registered under the Securities Act of 1933 or any state securities laws and therefore the shares of Common Stock to be acquired are and will be "restricted" under such laws and may not be resold without registration or an exemption therefrom, and all stock certificates representing shares of Common Stock to be issued to Assignor will bear a legend to such effect; and Assignor has not offered or sold and will not offer or sell any shares of Common Stock to be acquired and has no present intention of reselling or otherwise disposing of any shares of Common Stock to be acquired either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance.

         Assignor makes no representation or warranty of title to the interests assigned hereby other than against the claims of third parties claiming the same, or any part thereof, by, through or under Assignor but through no other party. The personal property and equipment assigned hereby (if any) are sold AS IS AND WHERE IS, WITH ALL FAULTS, AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR WITHOUT WARRANTY OF MERCHANTABILITY, CONDITION OR FITNESS FOR PARTICULAR PURPOSE, AND ANY AND ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, ARE HEREBY EXPRESSLY DENIED. This conveyance is made with full substitution and subrogation of Assignee, its successors and assigns, to the rights of Assignor under, in and to all warranties made by others with respect to the rights, titles and interests being conveyed hereunder.

         To have and to hold the same unto Assignee, its successors and assigns forever.

                   [SIGNATURES AND ACKNOWLEDGEMENTS TO FOLLOW]

         EXECUTED to be effective for all purposes as of the 26th day of February, 2004.

                                                     "ASSIGNOR"

                                                     WESTSIDE ENERGY, L.P.

                                                     By: Riverbend Gas, Inc.


                                                     Its:  General Partner

                                                     By:/s/ Jimmy D. Wright
                                                     Jimmy D. Wright, President
                                                     "ASSIGNEE"

                                                     EVENTEMP CORPORATION


                                                     By:/s/ Keith D. Spickelmier
                                                     Keith D. Spickelmier,
                                                     President

                                ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF HARRIS

         Be it known, that on this 26th day of the month February, 2004, before me, the undersigned authority, personally came and appeared Jimmy D. Wright, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and who acknowledged, in my presence, that he signed the above foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appeared has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.


                                                   ---------------------------
                                                   Notary Public, State of Texas

My Commission Expires:

(Seal)

                                ACKNOWLEDGEMENTS

STATE OF TEXAS

COUNTY OF HARRIS

         Be it known, that on this 26th day of the month February, 2004, before me, the undersigned authority, personally came and appeared Keith D. Spickelmier, to me personally known and known by me to be the person whose genuine signature is affixed to the foregoing document, who signed said document before me and who acknowledged, in my presence, that he signed the above foregoing document as his own free act and deed and for the uses and purposes therein set forth and apparent.

         In witness whereof, the said appeared has signed these presents and I have hereunto affixed my hand and seal on the day and date first above written.


                                                   ---------------------------
                                                   Notary Public, State of Texas

My Commission Expires:

(Seal)







PLEASE RETURN
RECORDED INSTRUMENT TO:

                                   Exhibit "A"

                     Description of Existing Lease Interests

                                    [TO COME]

                                   Exhibit "B"

                     Description of Outstanding Lease Offers

                                    [TO COME]